UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 9, 2009

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-107495-02, 333-130030-01, 333-144945-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

901 Main Avenue Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into Material Definitive Agreements.

On December 9, 2009, GE Capital Credit Card Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”) entered into the Amended and Restated Series 2005-1 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2005-1 Indenture Supplement, dated as of March 30, 2005, between the Trust and the Indenture Trustee.

On December 9, 2009, the Trust and the Indenture Trustee entered into the Amended and Restated Series 2007-1 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2007-1 Indenture Supplement, dated as of March 29, 2007, between the Trust and the Indenture Trustee.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Document Description

4.1	Amended and Restated Series 2005-1 Indenture Supplement, dated as of December 9, 2009, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.

4.2	Amended and Restated Series 2007-1 Indenture Supplement, dated as of December 9, 2009, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2009	RFS Holding, L.L.C., as depositor

	By:	/s/ David Schulz
	Name:	David Schulz
	Title:	Vice President